Exhibit 21
SUBSIDIARIES OF ATMOS ENERGY CORPORATION

	State of	Percent of
Name	Incorporation	Ownership

ATMOS ENERGY HOLDINGS, INC.	Delaware	100%
(wholly-owned by Atmos Energy Corporation)

BLUE FLAME INSURANCE SERVICES, LTD	Bermuda	100%
(wholly-owned by Atmos Energy Corporation)

PDH I HOLDING COMPANY, INC. (1)	Texas	100%
(wholly-owned by Atmos Energy Corporation)

MISSISSIPPI ENERGIES, INC.	Mississippi	100%
(wholly-owned by Atmos Energy Corporation)

LEGENDARY LIGHTING, LLC	Mississippi	50%
(50% owned by Mississippi Energies, Inc.)

UNITARY GH&C PRODUCTS, LLC	Mississippi	28%
(28% owned by Mississippi Energies, Inc.)

ATMOS ENERGY SERVICES, LLC	Delaware	100%
(a limited liability company)
(wholly-owned by Atmos Energy Holdings, Inc.)

EGASCO, LLC	Texas	100%
(a limited liability company) (wholly-owned by
Atmos Energy Holdings, Inc.)

ENERGAS ENERGY SERVICES TRUST	Pennsylvania	100%
(a business trust)
(wholly-owned by Atmos Energy
Services, LLC)

UNITED CITIES PROPANE GAS, INC.	Tennessee	100%
(a wholly-owned subsidiary of Atmos Energy
Holdings, Inc.)

ENERMART ENERGY SERVICES TRUST (a business trust)	Pennsylvania	100%
(wholly-owned by Atmos Energy Holdings, Inc.)

ATMOS ENERGY MARKETING, LLC	Delaware	100%
(a limited liability company)
(wholly-owned by Atmos Energy Holdings, Inc.)

	State of	Percent of
Name	Incorporation	Ownership

ATMOS POWER SYSTEMS, INC.	Georgia	100%
(a wholly-owned subsidiary of Atmos Energy
Holdings, Inc.)

ATMOS PIPELINE AND STORAGE, LLC	Delaware	100%
(a limited liability company)
(wholly-owned by Atmos Energy Holdings, Inc.)

UCG STORAGE, INC.	Delaware	100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

WKG STORAGE, INC.	Delaware	100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

ATMOS EXPLORATION AND PRODUCTION, INC.	Delaware	100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

TRANS LOUISIANA GAS PIPELINE, INC.	Louisiana	100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

TRANS LOUISIANA GAS STORAGE, INC.	Delaware	100%
(wholly-owned by Atmos Pipeline and Storage, LLC)

(1)	PDH I Holding Company, Inc., a Texas corporation, became a wholly-owned subsidiary of Atmos Energy Corporation, as a result of its acquisition on October 1, 2004 from TXU Gas Company.